UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2025

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 651-3316

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 18, 2025, the Company issued a press release announcing new data from its Phase 1b/2 trial of palazestrant in combination with ribociclib in patients with estrogen receptor-positive (ER+), human epidermal growth factor receptor 2-negative (HER2-) advanced or metastatic breast cancer (MBC). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 18, 2025, the Company made available on its website a presentation to be shared with investors and others from time to time. A copy of this presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Phase 1b/2 Trial of Palazestrant in Combination with Ribociclib

In October 2025, the Company presented updated data from the Phase 1b/2 study of palazestrant in combination with ribociclib in patients with ER+/HER2- advanced or MBC.

As of July 8, 2025, 72 patients were enrolled across the 90 mg and 120 mg palazestrant dose cohorts. 56 patients received 120 mg once-daily palazestrant and 16 patients received 90 mg once-daily palazestrant, all with the approved dose of ribociclib for metastatic breast cancer of 600 mg daily. 45 (63%) patients had prior treatment with CDK4/6i with endocrine therapy for advanced disease. 33% (15/45) of patients who had prior treatment with CDK4/6i in the advanced setting (2/3L) had an ESR1 mutation at baseline.

In the 90 mg palazestrant dose cohort, with a median follow-up of 10.8 months, mPFS was not reached. In the 120 mg palazestrant dose cohort, with a median follow-up of more than 19 months, mPFS are mature. mPFS was 15.5 months for all patients. mPFS was 12.2 months for those who received prior treatment with CDK4/6i, including 9.2 months for patients with ESR1 wild-type tumors and 13.8 months for patients with tumors with ESR1 mutations.

Across 72 patients treated, 90 mg or 120 mg of palazestrant combined with 600 mg of ribociclib daily was well tolerated with no new safety signals or increase in toxicity. Palazestrant and ribociclib did not demonstrate any drug-drug interactions and the overall safety profile was consistent with the established safety profile of ribociclib plus an endocrine therapy. The majority of treatment-emergent adverse events were grade 1 or 2, and the severity and incidence of adverse events were consistent with the expected safety profile of each drug.

These data support the ongoing pivotal Phase 3 OPERA-02 clinical trial of palazestrant in combination with ribociclib in frontline ER+/HER2- MBC.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K, including the exhibit furnished herewith, regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “anticipate,” “believe,” “could,” “expect,” “goal,” “may,” “plan,” “potential,” “seek,” “upcoming,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include, but are not limited to, the potential beneficial characteristics, safety, tolerability, efficacy, and therapeutic effects of palazestrant in combination with ribociclib in frontline ER+/HER2- advanced or MBC. Because such statements deal with future events and are based on Olema’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of Olema could differ materially from those described in or implied by the statements in this Current Report on Form 8-K, including the exhibits furnished herewith. These forward-looking statements are subject to risks and uncertainties, including, without limitation, those discussed in the section titled “Risk Factors” in Olema’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and other filings and reports that Olema makes from time to time with the U.S. Securities and Exchange Commission. Except as required by law, Olema assumes no obligation to update these forward-looking statements, including in the event that actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 18, 2025, of Olema Pharmaceuticals, Inc.
99.2	Investor Presentation, dated October 18, 2025, of Olema Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olema Pharmaceuticals, Inc.

Date:	October 20, 2025	By:	/s/ Shane Kovacs
Shane Kovacs Chief Operating and Financial Officer